EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report, dated April 11, 2001, except for Note 13 as to which the date is April 16, 2001, included in this Form 10-K in the previously filed Registration Statements of GenesisIntermedia.com, Inc. and subsidiaries on Form S-8 (File No. 333-95417, effective January 26, 2000 and amended on January 29, 2001) and on Form S-3 (File No. 333-41120, effective July 10, 2000 and amended on August 3, 2000)

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 16, 2001